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                      SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                                     20549



                                    FORM 8-K

                           C U R R E N T  R E P O R T


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     January 17, 1995
                                                 ------------------------------


                            ROADWAY SERVICES, INC.
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            (Exact name of registrant as specified in its charter)



          Ohio                        0-10716                 34-1365496
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(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
  of incorporation)                                        Identification No.)



1077 Gorge Boulevard, P.O. Box 88, Akron, Ohio             44309-0088
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code       (216) 384-8184
                                                   ---------------------------


_______________________________________________________________________________
        (Former name or former address, if changed since last report.)
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Roadway Services, Inc.                                                 Form 8-K



                        INFORMATION REQUIRED IN REPORT
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Item 5.  Other Materially Important Events
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On January 17, 1995, the registrant announced expansion plans with respect to various operating companies and a settlement of a long-running dispute with the Internal Revenue Service (IRS).

Roadway Package System, Inc. (RPS) will add 17 new regional hub facilities in the next four years and enter the market for overnight ground service as the new facilities are brought on line.

Roadway Global Air, Inc. (RGA) will add 23 new "air logistics centers" in the United States and seven overseas. In 1995, RGA expansion will provide service to 71% of the U.S. population overnight, up from 62%. The registrant estimated revenue could double on a 50% increase in expense in RGA's second full year of operation, which would reduce 1995 earnings for the registrant in the range of $1.30 to $1.50 per share. The registrant estimates that losses should decline significantly in 1996 as RGA moves toward break even in 1997 and profitability in 1998.

A major re-engineering and information technology project, called PRISM, is under way at Roadway Regional Group, Inc. The PRISM project is estimated to cost $.25 per share in 1995 but should pay for itself within four years, delivering major benefits in increased efficiences and advantages to customers. The registrant estimates that the regional carrier group, which includes Viking Freight System, Inc., Central Freight Lines Inc., Spartan Express, Inc. and Coles Express, Inc. would grow revenue by $100 million in 1995.

Roadway Express, Inc., the registrant's largest operating company accounting for about one-half of the registrant's revenue, is expected to exhibit slow growth but generate adequate returns.

The registrant reached an agreement with the IRS over a long-running dispute regarding the classification for federal employment tax purposes of independent contractors at RPS. For a total of $25 million, RPS will dismiss its refund claim for 1985 and 1986 and resolve assessments that might have been asserted by the IRS for later years through 1993. The registrant estimated that a total potential liability could have been as much as $160 million through 1994.

For its part, the IRS agreed to issue a private letter ruling stating that operations conducted in accordance with the terms of the present contract with RPS's van operators would not be inconsistent with an independent contractor relationship for federal employment tax purposes.

The settlement costs, amounting to $.35 per share after taxes, will be charged to 1994 net income, which the registrant estimates in the range of $.65 to $.70 per share for the quarter and $.80 to $.85 per share for the year, before the $.35 per share impact of the IRS settlement.
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The registrant anticipates capital expenditures in 1995 will approach $400 million.


Item 7.  Financial Statements and Exhibits
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(c)      Exhibits.

         10 --   Material contracts.

                 Credit Agreement among Roadway Services, Inc., Several Lenders and Chemical Bank dated as of March 31, 1994.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                ROADWAY SERVICES, INC.
                                        -----------------------------------
                                                      REGISTRANT


                                        By            JOHN M.  GLENN
                                           --------------------------------
                                           John M. Glenn
                                           Vice President and General Counsel

DATED:  January 20, 1995